  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

SANARA MEDTECH INC.
Formerly named
WOUND MANAGEMENT TECHNOLOGIES, INC.

 (Exact name of registrant as specified in its charter)

Texas	000-11808	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (817)-529-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2018, the Board of Directors (the “Board”) of Sanara MedTech Inc. (the Company) voted to (i) expand the size of the Board from three (3) to four (4) persons effective immediately (ii), elect J. Michael (Mike) Carmena as a Board member with the office of Vice Chairman and (iii) appoint Zachary (Zach) B. Fleming and Shawn M Bowman as new Company Officers. Additionally, the Company eliminated the role of Chief Executive Officer and appointed Mr. Carmena as the Principal Executive Officer.

As part of the new strategic plan initiated by the Board, the Company will manage its operations in two separate divisions going forward: (1) the Surgical Division and (2) the Wound Care Division.

Zachary B. Fleming has been appointed to the position of President, Surgical Division. Mr. Fleming joined the Company as Vice President of Sales in November 2017 and was promoted to Vice President, Surgical in September 2018. Mr. Fleming successfully led the surgical sales organization to growth of approximately forty-percent in 2018 and will be responsible for the continued expansion and management of the surgical sales force as well as new product introductions. Mr. Fleming has spent over thirteen years in the medical industry with Healthpoint Biotherapeutics, Smith & Nephew and Sanara MedTech. Mr. Fleming earned a Bachelor of Science from Indiana University.

Shawn M. Bowman has been appointed to the position of President, Wound Care Division and will lead the strategic expansion of the six previously discussed focus areas of wound care. Mr. Bowman previously served as the Company’s Vice President and General Manager, Wound Care since September 2018. Mr. Bowman is a well-respected leader in chronic wound care with eighteen years of key experience in the medical device, biologics and pharmaceutical industries. Prior to joining Sanara MedTech, Mr. Bowman built two successful teams as Senior Vice President of Wellsense, and as a National Sales Director for Smith & Nephew’s Advanced Wound Management Division. Mr. Bowman earned a Bachelor of Science in Marketing from the University of Connecticut and is pursuing his EMBA at Kellogg School of Management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOUND MANAGEMENT TECHNOLOGIES, INC.
Date: May 31, 2019
	By:	/s/ Michael D. McNeil
Name: Michael D. McNeil
Title:Chief Financial Officer